Exhibit 5.1

October 26, 2021

Deep Medicine Acquisition Corp.

595 Madison Avenue, 12th Floor

New York, NY 10017

Re:	Registration Statement of Deep Medicine Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Deep Medicine Acquisition Corp., a Delaware corporation (the “Company”) in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462 (b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of (a) up to 1,150,000 additional units of the Company (collectively the “Units”), with each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one right of the Company, each right entitling the holder thereof to receive one-tenth (1/10) of one share of Common Stock (the “Rights”), (b) all Common Stock and all Rights to be issued as part of the Units, (c) the shares of Common Stock underlying the Rights (the “Right Shares”), (d) up to 57,500 warrants issuable to I-Bankers Securities, Inc. (“I-Bankers”) and/or its designees, each warrant entitling the holder thereof to purchase one share of Common Stock (the “Representative’s Warrants”) and (e) up to 9,200 shares of Common Stock issuable to I-Bankers and/or its designees (the “Representative’s Shares”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-259500) (the “Registration Statement”), initially filed by the Company with the Commission on September 13, 2021 and declared effective by the Commission on October 26, 2021.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the 462(b) Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Rights underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon conversion of the Rights underlying the Units, to exceed the number that remain authorized but unissued.

2. Common Stock. When the 462(b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, the shares of Common Stock underlying the Units will be validly issued, fully paid and non-assessable.

3. Rights. When the 462(b) Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued and delivered as part of the Units, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Rights, of the Company may cause the Rights to be converted into more shares of Common Stock than the number that remain authorized but unissued.

4. Right Shares. When the 462(b) Registration Statement becomes effective under the Act and the Right Shares issued and delivered by the Company as contemplated by the Registration Statement and the 462(b) Registration Statement, the Right Shares will be validly issued, fully paid and non-assessable.

5. Representative’s Warrants. When the 462(b) Registration Statement becomes effective under the Act and when the Representative’s Warrants are issued, delivered and paid for, as contemplated by the Registration Statement and and the 462(b) Registration Statement, such Representative’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrant Agreement; (e) with respect to the Common Stock underlying the Representative’s Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Representative’s Warrants, of the Company may cause the Representative’s Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Representative’s Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

6. Representative’s Shares. When the 462(b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, the Representative’s Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units and Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement, the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP